Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 29, 2004 relating to the financial statements and financial statement schedule, which appears in Central Hudson Gas & Electric Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, as amended. We also consent to the references to us under the headings "Experts" in such Registration Statement, as amended.


/s/ PricewaterhouseCoopers LLP

New York, NY
August 26, 2004